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                                                                       EXHIBIT 5

                                  May 28, 2002


SafeNet, Inc.
8029 Corporate Drive
Baltimore, Maryland 21236

         Re:   Registration for Resale of 546,250 Shares
               of Common Stock for Resale On Form S-3
               ----------------------------------------------------

Ladies and Gentlemen:

     We have acted as counsel to SafeNet, Inc., a Delaware corporation (the "Registrant"), in connection with a registration statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act") on May 28, 2002, pertaining to the registration of 546,250 shares (the "Registration Shares") of common stock, par value $0.01 per share ("Common Stock"), of the Registrant for resale by the securityholder named in the Registration Statement (the "Selling Stockholder").

     This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

     In connection with this opinion, we have considered such questions of law as we have deemed necessary as a basis for the opinion set forth below, and we have examined or otherwise are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the following:

          1. the Registration Statement;

          2. a copy of the Certificate of Incorporation, as amended, of the Registrant, certified by the Secretary of State of the State of Delaware on April 26, 2002 (the "Charter");

          3. a copy of the Bylaws as amended, of the Registrant, as currently in effect, certified by the Senior Vice President and Chief Financial Officer of the Registrant (the "Registrant's Bylaws");

          4. a fully executed copy of the Agreement and Plan of Reorganization dated December 14, 2001 by and among the Registrant, PBSL Acquisition Corp., Pijnenburg Securealink, Inc. and the Selling Stockholder (the "Merger Agreement");

          5. a fully executed copy of the Stockholder Rights and Voting Agreement dated January 2, 2002 by and among the Registrant and the Selling Stockholder (the "Stockholder Rights Agreement");

          6. certain resolutions of the Board of Directors of the Registrant relating to, among other things, the transactions contemplated by the Merger Agreement and the Stockholder Rights Agreement, including the authorization and issuance of the Registration Shares to the Selling Stockholder pursuant to the terms and conditions of the Merger Agreement;

          7. a certificate of the Secretary of State of the State of Delaware dated May 23, 2002, respecting the incorporation and good standing of the Registrant as of such date;

          8. a certificate of even date herewith from the Senior Vice President and Chief Financial Officer of the Registrant as to certain matters; and

          9. such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below.

     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In our examination of documents executed or to be executed by parties other than the Registrant, its directors and officers, we have assumed that such parties had, have or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. In rendering the opinions set forth below, we have assumed that the Registrant has received or will receive, as of the time of issuance, the entire amount of the consideration contemplated by the resolutions of the Board of Directors of the Registrant authorizing the issuance and sale of the Registration Shares. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Registrant.

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     Based upon the foregoing, we are of the opinion that the Registration
Shares have been duly authorized and validly issued and are fully paid and nonassessable.

     This letter expresses our opinion with respect to the Delaware General Corporation Law (without regard to the principles of conflict of laws thereof) governing matters such as due organization and the authorization and issuance of stock as such law in effect as of the date hereof. It does not extend to the securities or "blue sky" laws of any jurisdiction, to federal securities laws, to the laws of contract or to any other laws of any other jurisdiction and we do not express any opinion as to the effect of any other laws on the opinions stated herein. We assume no obligation to update the opinions set forth herein.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the prospectus that forms a part of the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under
Section 7 of the Securities Act or the rules and regulations of the Commission.

                                            Very truly yours,



                                            /s/ Venable, Baetjer and Howard, LLP

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